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                                  June 1, 1995



Angelica Corporation
424 South Woods Mill Road
Chesterfield, Missouri  63017-3406

                  Re: Registration Statement on Form S-8 -- 225,000
                      Shares of Angelica Corporation Common Stock,
                      $1.00 par value
                      ---------------------------------------------

Ladies and Gentlemen:

                  With reference to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Angelica Corporation, a Missouri corporation (the "Company"), on June 1, 1995, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, pertaining to the proposed issuance by the Company of up to 225,000 shares of the Company's common stock, $1.00 par value (the "Shares"), as provided in the Angelica Corporation 1994 Non-Employee Directors Stock Plan (the "Plan"), we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Restated Articles of Incorporation, By-Laws, as amended, resolutions adopted by the Board of Directors relating to such issuance, certificates received from state officials and statements we have received from officers and representatives of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the correctness of statements submitted to us by officers and representatives of the Company.

                  Based solely on the foregoing, we are of the opinion that:

                  1. The Company is duly incorporated and is validly existing under the laws of the State of Missouri; and



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Angelica Corporation
June 1, 1995
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                  2.  The Shares to be issued by the Company pursuant to the
Registration Statement have been duly authorized and, when issued by the Company in accordance with the Plan, will be duly and validly issued and will be fully paid and nonassessable.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement. We further consent to the filing of copies of this opinion with agencies of such states and other jurisdictions as you deem necessary in the course of complying with the laws of the states and jurisdictions regarding the sale and issuance of the Shares in accordance with the Registration Statement.

                              Very truly yours,

                              /s/ THOMPSON & MITCHELL